Exhibit 99.1

For Immediate Release

AVERY DENNISON ANNOUNCES

THIRD QUARTER 2022 RESULTS

Highlights:

●	3Q22 Reported EPS of $2.70, up 38%

¡	Adjusted EPS (non-GAAP) of $2.46, up 15%

●	3Q22 Net sales increased 11.8% to $2.3 billion

¡	Sales growth ex. currency (non-GAAP) of 19.0%

¡	Organic sales growth (non-GAAP) of 15.5%

●	Narrowed FY 2022 EPS guidance

¡	Reported EPS of $9.65 to $9.80 (previously $9.60 to $9.90)

¡	Adjusted EPS of $9.70 to $9.85 (previously $9.70 to $10.00)

MENTOR, Ohio, October 26, 2022 – Avery Dennison Corporation (NYSE:AVY) today announced preliminary, unaudited results for its third quarter ended October 1, 2022. Non-GAAP financial measures referenced in this document are reconciled from GAAP in the attached financial schedules. Unless otherwise indicated, comparisons are to the same period in the prior year.

“We once again delivered strong financial results amidst a dynamic environment,” said Mitch Butier, Avery Dennison chairman and CEO. “LGM and RBIS both delivered impressive top-and bottom-line growth in the quarter, while making great progress in driving further adoption of Intelligent Label solutions.

“The strategic foundations we have laid again position us to deliver double-digit EPS growth for the year, despite ongoing inflationary pressures, currency headwinds and increasing economic uncertainty,” said Butier. “We remain confident that the consistent execution of our strategies will enable us to meet our long-term goals for superior value creation through a balance of profitable growth and capital discipline.

“Once again, I want to thank our entire team for continuing to raise their game to address the unique challenges at hand and deliver value for all our stakeholders.”

Third Quarter 2022 Results by Segment

Label and Graphic Materials

●	Reported sales increased 12% to $1.5 billion. Sales were up 20% ex. currency and 20% on an organic basis.

¡	Label and Packaging Materials sales were up more than 20% on an organic basis, with strong growth in both high value and base product categories.

¡	Sales increased by mid-to-high single digits organically in the combined Graphics and Reflective Solutions businesses.

¡	On an organic basis, sales were up mid-teens in North America, approximately 40% in Western Europe, and high-teens in emerging markets.

●	Reported operating margin increased 60 basis points to 14.3%. Adjusted EBITDA (non-GAAP) increased 10% to $235 million; adjusted EBITDA margin (non-GAAP) remained strong at 15.6%.

●	Inflation continues to be significant in the company’s materials businesses, with it now anticipating more than 20% inflation in 2022 compared to prior year.

Retail Branding and Information Solutions

●	Reported sales increased 17% to $623 million. Sales were up 22% ex. currency and 7% on an organic basis.

¡	High value categories sales were up high-teens on an organic basis.

¡	Sales decreased by low-single digits organically in base apparel, as customers adjust inventory levels.

¡	Enterprise-wide Intelligent Labels sales were up approximately 20% year-to-date on an organic basis.

●	Reported operating margin increased 120 basis points to 12.2%. Adjusted EBITDA increased 19% to $118 million; adjusted EBITDA margin remained strong at 18.9%.

Industrial and Healthcare Materials

●	Reported sales decreased 2% to $192 million, up 5% on an organic basis.

●	Reported operating margin increased 100 basis points to 10.6%. Adjusted EBITDA margin of 14.3% was up sequentially and year-over-year.

Other

Balance Sheet and Capital Deployment

During the first three quarters of the year, the company deployed $37 million for acquisitions and returned $497 million in cash to shareholders, up $207 million compared to last year, through a combination of share repurchases and dividends. In the first nine months, the company repurchased 1.8 million shares at an aggregate cost of $319 million. Net of dilution from long-term incentive awards, the company’s share count at the end of the quarter was down 1.9 million compared to the same time last year.

The company’s balance sheet remains strong, with ample capacity to continue executing its long-term capital allocation strategy. Net debt to adjusted EBITDA (non-GAAP) was 2.1 at the end of the third quarter.

Income Taxes

The company’s reported third quarter effective tax rate was 18.7%. The adjusted tax rate (non-GAAP) for the quarter was 25.0%, reflecting the company’s expectation for a full-year adjusted tax rate of 25.4%.

Cost Reduction Actions

During the first three quarters of the year, the company realized approximately $19 million in pre-tax savings from restructuring, net of transition costs, and incurred pre-tax restructuring charges of approximately $9 million.

Guidance

In its supplemental presentation materials, “Third Quarter 2022 Financial Review and Analysis,” the company provides a list of factors that it believes will contribute to its 2022 financial results. Based on the factors listed and other assumptions, the company has narrowed its guidance range for 2022 reported earnings per share from $9.60 to $9.90 to $9.65 to $9.80.

Excluding an estimated $0.05 per share related to restructuring charges and other items, the company narrowed its guidance range for adjusted earnings per share from $9.70 to $10.00 to $9.70 to $9.85, including an incremental $0.10 currency translation headwind.

For more details on the company’s results, see the summary tables accompanying this news release, as well as the supplemental presentation materials, “Third Quarter 2022 Financial Review and Analysis,” posted on the company’s website at www.investors.averydennison.com, and furnished to the SEC on Form 8-K.

Throughout this release and the supplemental presentation materials, amounts on a per share basis reflect fully diluted shares outstanding.

About Avery Dennison

Avery Dennison Corporation (NYSE: AVY) is a global materials science company specializing in the design and manufacture of a wide variety of labeling and functional materials. The company’s products, which are used in nearly every major industry, include pressure-sensitive materials for labels and graphic applications; tapes and other bonding solutions for industrial, medical, and retail applications; tags, labels and embellishments for apparel; and radio frequency identification (RFID) solutions serving retail apparel and other markets. The company employs approximately 36,000 employees in more than 50 countries. Reported sales in 2021 were $8.4 billion. Learn more at www.averydennison.com.

#    #    #

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this document are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements, and financial or other business targets, are subject to certain risks and uncertainties.

We believe that the most significant risk factors that could affect our financial performance in the near term include: (i) the impacts to underlying demand for our products from global economic conditions, political uncertainty, and changes in environmental standards and governmental regulations, including as a result of COVID-19; (ii) the cost and availability of raw materials; (iii) competitors’ actions, including pricing, expansion in key markets, and product offerings; (iv) the degree to which higher costs can be offset with productivity measures and/or passed on to customers through price increases, without a significant loss of volume; (v) foreign currency fluctuations; and (vi) the execution and integration of acquisitions.

Actual results and trends may differ materially from historical or anticipated results depending on a variety of factors, including but are not limited to, risks and uncertainties relating to the following:

●

Our Business – fluctuations in demand affecting sales to customers; fluctuations in the cost and availability of raw materials and energy; changes in our markets due to competitive conditions, technological developments, environmental standards, laws and regulations, and customer preferences; the impact of competitive products and pricing; execution and integration of acquisitions; selling prices; customer and supplier concentrations or consolidations; financial condition of distributors; outsourced manufacturers; product and service quality; timely development and market acceptance of new products, including sustainable or sustainably-sourced products; investment in development activities and new production facilities; successful implementation of new manufacturing technologies and installation of manufacturing equipment; our ability to generate sustained productivity improvement; our ability to achieve and sustain targeted cost reductions; and collection of receivables from customers

●

International Operations – worldwide and local economic and market conditions; changes in political conditions, including those related to the Russian invasion of Ukraine; and fluctuations in foreign currency exchange rates and other risks associated with foreign operations, including in emerging markets

●	COVID-19

●

Income Taxes – fluctuations in tax rates; changes in tax laws and regulations, and uncertainties associated with interpretations of such laws and regulations; retention of tax incentives; outcome of tax audits; and the realization of deferred tax assets

●

Information Technology – disruptions in information technology systems or data security breaches, including cyber-attacks or other intrusions to network security; and successful installation of new or upgraded information technology systems

●	Human Capital – recruitment and retention of employees; and collective labor arrangements

●

Our Indebtedness – credit risks; our ability to obtain adequate financing arrangements and maintain access to capital; fluctuations in interest rates; volatility of financial markets; and compliance with our debt covenants

●	Ownership of Our Stock – potential significant variability of our stock price and amounts of future dividends and share repurchases

●

Legal and Regulatory Matters – protection and infringement of intellectual property; impact of legal and regulatory proceedings, including with respect to environmental, anti-corruption, health and safety, and trade compliance

●	Other Financial Matters – fluctuations in pension costs and goodwill impairment

For a more detailed discussion of these factors, see “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2021 Form 10-K, filed with the Securities and Exchange Commission on February 23, 2022, and subsequent quarterly reports on Form 10-Q.

The forward-looking statements included in this document are made only as of the date of this document, and we undertake no obligation to update these statements to reflect subsequent events or circumstances, other than as may be required by law.

For more information and to listen to a live broadcast or an audio replay of the quarterly conference call with analysts, visit the Avery Dennison website at www.investors.averydennison.com

Contacts:

Media Relations:

Kristin Robinson (626) 304-4592

kristin.robinson@averydennison.com

Investor Relations:

John Eble (440) 534-6290

john.eble@averydennison.com

Third Quarter Financial Summary - Preliminary, unaudited
(In millions, except % and per share amounts)
	3Q	3Q	% Sales Change vs. PY
	2022	2021	Reported	Ex. Currency	Organic
				(a)	(b)
Net sales, by segment:

Label and Graphic Materials	$1,502.5	$1,345.8	11.6%	20.2%	20.4%

Retail Branding and Information Solutions	623.1	530.7	17.4%	21.6%	7.2%

Industrial and Healthcare Materials	191.5	195.3	(1.9%)	4.0%	5.4%

Total net sales	$2,317.1	$2,071.8	11.8%	19.0%	15.5%

	As Reported (GAAP)					Adjusted Non-GAAP (c)
	3Q	3Q	%	% of Sales		3Q	3Q	%	% of Sales
	2022	2021	Change	2022	2021	2022	2021	Change	2022	2021

Operating income (loss) / operating margins before interest, other non-operating expense (income), and taxes, by segment:

Label and Graphic Materials	$215.6	$184.9		14.3%	13.7%	$207.6	$185.1		13.8%	13.8%

Retail Branding and Information Solutions	75.8	58.5		12.2%	11.0%	79.2	73.1		12.7%	13.8%

Industrial and Healthcare Materials	20.3	18.7		10.6%	9.6%	21.0	19.4		11.0%	9.9%

Corporate expense (d)	(19.4)	(20.6)				(19.4)	(20.1)

Total operating income / operating margins before interest, other non-operating expense (income), and taxes	$292.3	$241.5	21%	12.6%	11.7%	$288.4	$257.5	12%	12.4%	12.4%

Interest expense	$21.2	$18.0				$21.2	$18.0

Other non-operating expense (income), net (e)	($1.4)	($0.9)				($1.4)	($1.5)

Income before taxes	$272.5	$224.4	21%	11.8%	10.8%	$268.6	$241.0	11%	11.6%	11.6%

Provision for income taxes	$51.0	$59.2				$67.1	$61.0

Equity method investment (losses) gains	---	($1.1)				---	($1.1)

Net income	$221.5	$164.1	35%	9.6%	7.9%	$201.5	$178.9	13%	8.7%	8.6%

Net income per common share, assuming dilution	$2.70	$1.96	38%			$2.46	$2.14	15%

3Q Free Cash Flow (f)						$140.4	$251.2

YTD Free Cash Flow (f)						$422.8	$639.2

See accompanying schedules A-4 to A-10 for reconciliations from GAAP to non-GAAP financial measures.

(a)

Sales change ex. currency refers to the increase or decrease in net sales, excluding the estimated impact of foreign currency translation and the reclassification of sales between segments, and, where applicable, an extra week in our fiscal year and the calendar shift resulting from the extra week in the prior fiscal year, and currency adjustment for transitional reporting of highly inflationary economies. The estimated impact of foreign currency translation is calculated on a constant currency basis, with prior period results translated at current period average exchange rates to exclude the effect of currency fluctuations.

(b)	Organic sales change refers to sales change ex. currency, excluding the estimated impact of acquisitions and product line divestitures.

(c)	Excludes impact of restructuring charges and other items.

(d)	As reported “Corporate expense” for the third quarter of 2021 includes severance and related costs of $.5.

(e)	As reported “Other non-operating expense (income), net” in the third quarter of 2021 includes pension plan settlement loss of $.6.

(f)

Free cash flow refers to cash flow provided by operating activities, less payments for property, plant and equipment, software and other deferred charges, plus proceeds from sales of property, plant and equipment, plus (minus) net proceeds from insurance and sales (purchases) of investments. Free cash flow is also adjusted for, where applicable, certain acquisition-related transaction costs.

AVERY DENNISON CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In millions, except per share amounts)

	(UNAUDITED)
	Three Months Ended		Nine Months Ended

	Oct. 1, 2022	Oct. 2, 2021	Oct. 1, 2022	Oct. 2, 2021

Net sales	$2,317.1	$2,071.8	$7,013.4	$6,225.1

Cost of products sold	1,697.9	1,517.4	5,109.4	4,497.4

Gross profit	619.2	554.4	1,904.0	1,727.7

Marketing, general and administrative expense	330.8	296.9	1,018.5	916.2

Other expense (income), net(1)	(3.9)	16.0	(2.1)	16.3

Interest expense	21.2	18.0	61.6	50.2

Other non-operating expense (income), net(2)	(1.4)	(0.9)	(4.1)	(3.6)

Income before taxes	272.5	224.4	830.1	748.6

Provision for income taxes	51.0	59.2	195.9	187.7

Equity method investment (losses) gains	---	(1.1)	---	(3.5)

Net income	$221.5	$164.1	$634.2	$557.4

Per share amounts:

Net income per common share, assuming dilution	$2.70	$1.96	$7.70	$6.64

Weighted average number of common shares outstanding, assuming dilution	81.9	83.7	82.4	83.9

(1)	“Other expense (income), net” for the third quarter of 2022 includes gain on venture investment of $8.7, partially offset by severance and related costs of $4.7 and asset impairment charges of $.1.

“Other expense (income), net” for the third quarter of 2021 includes severance and related costs of $1.1, asset impairment and lease cancellation charges of $1.3, and transaction and related costs of $19.4, partially offset by gain on venture investment of $4.9 and gain on sale of product line of $.9.

“Other expense (income), net” for 2022 YTD includes gain on venture investment of $12.4 and gain on sale of assets of $.5, partially offset by severance and related costs of $8.7 and asset impairment charges of $.1, outcomes of legal proceedings of $1.7, and transaction and related costs of $.3.

“Other expense (income), net” for 2021 YTD includes severance and related costs of $5.1, asset impairment and lease cancellation charges of $1.9, transaction and related costs of $20.1, and loss on sale of assets, net, of $.2, partially offset by gain on sale of product line of $5.7, gain on venture investment of $4.9, and outcomes of legal proceedings, net, of $.4.

(2)	“Other non-operating expense (income), net” for the 2021 YTD includes pension plan settlement loss of $1.

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AVERY DENNISON CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

	(UNAUDITED)

ASSETS	Oct. 1, 2022	Oct. 2, 2021

Current assets:

Cash and cash equivalents	$128.2	$207.2

Trade accounts receivable, net	1,585.6	1,441.2

Inventories	1,014.4	879.1

Other current assets	233.6	251.0

Total current assets	2,961.8	2,778.5

Property, plant and equipment, net	1,442.6	1,405.5

Goodwill and other intangibles resulting from business acquisitions, net	2,679.9	2,828.2

Deferred tax assets	118.1	152.7

Other assets	839.9	802.8

	$8,042.3	$7,967.7

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:

Short-term borrowings and current portion of long-term debt and finance leases	$669.9	$398.8

Accounts payable	1,383.1	1,268.2

Other current liabilities	886.3	942.4

Total current liabilities	2,939.3	2,609.4

Long-term debt and finance leases	2,462.9	2,800.2

Other long-term liabilities	632.8	758.9

Shareholders’ equity:

Common stock	124.1	124.1

Capital in excess of par value	866.5	854.8

Retained earnings	4,347.0	3,749.7

Treasury stock at cost	(2,962.3)	(2,606.4)

Accumulated other comprehensive loss	(368.0)	(323.0)

Total shareholders’ equity	2,007.3	1,799.2

	$8,042.3	$7,967.7

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AVERY DENNISON CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	(UNAUDITED)

	Nine Months Ended

	Oct. 1, 2022	Oct. 2, 2021

Operating Activities:

Net income	$634.2	$557.4

Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation	132.2	122.9

Amortization	85.0	48.6

Provision for credit losses and sales returns	36.9	26.1

Stock-based compensation	34.5	27.1

Pension plan settlement loss	---	1.0

Deferred taxes and other non-cash taxes	(8.5)	(1.5)

Other non-cash expense and loss (income and gain), net	14.7	17.7

Changes in assets and liabilities and other adjustments	(313.8)	(36.5)

Net cash provided by operating activities	615.2	762.8

Investing Activities:

Purchases of property, plant and equipment	(183.2)	(130.6)

Purchases of software and other deferred charges	(13.9)	(9.8)

Proceeds from sales of property, plant and equipment	2.2	1.1

Proceeds from insurance and sales (purchases) of investments, net	1.9	1.2

Proceeds from sale of product line	---	6.7

Payments for acquisitions, net of cash acquired, and investments in businesses	(37.0)	(1,474.3)

Net cash used in investing activities	(230.0)	(1,605.7)

Financing Activities:

Net increase (decrease) in borrowings with maturities of three months or less	115.9	332.0

Additional long-term borrowings	---	791.9

Repayments of long-term debt and finance leases	(4.4)	(8.0)

Dividends paid	(178.3)	(164.3)

Share repurchases	(318.6)	(126.0)

Net (tax withholding) proceeds related to stock-based compensation	(25.1)	(25.5)

Net cash (used in) provided by financing activities	(410.5)	800.1

Effect of foreign currency translation on cash balances	(9.2)	(2.3)

Increase (decrease) in cash and cash equivalents	(34.5)	(45.1)

Cash and cash equivalents, beginning of year	162.7	252.3

Cash and cash equivalents, end of period	$128.2	$207.2

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Reconciliation of Non-GAAP Financial Measures from GAAP

We report our financial results in conformity with accounting principles generally accepted in the United States of America, or GAAP, and also communicate with investors using certain non-GAAP financial measures. These non-GAAP financial measures are not in accordance with, nor are they a substitute for or superior to, the comparable GAAP financial measures. These non-GAAP financial measures are intended to supplement the presentation of our financial results prepared in accordance with GAAP. Based on feedback from investors and financial analysts, we believe that the supplemental non-GAAP financial measures we provide are useful to their assessments of our performance and operating trends, as well as liquidity.

Our non-GAAP financial measures exclude the impact of certain events, activities or strategic decisions. The accounting effects of these events, activities or decisions, which are included in the GAAP financial measures, may make it more difficult to assess our underlying performance in a single period. By excluding the accounting effects, positive or negative, of certain items (e.g., restructuring charges, outcomes of certain legal proceedings, certain effects of strategic transactions and related costs, losses from debt extinguishments, gains or losses from curtailment or settlement of pension obligations, gains or losses on sales of certain assets, gains or losses on venture investments and other items), we believe that we are providing meaningful supplemental information that facilitates an understanding of our core operating results and liquidity measures. While some of the items we exclude from GAAP financial measures recur, they tend to be disparate in amount, frequency or timing.

We use these non-GAAP financial measures internally to evaluate trends in our underlying performance, as well as to facilitate comparison to the results of competitors for quarters and year-to-date periods, as applicable.

We use the non-GAAP financial measures described below in the accompanying news release.

Sales change ex. currency refers to the increase or decrease in net sales, excluding the estimated impact of foreign currency translation and the reclassification of sales between segments, and, where applicable, an extra week in our fiscal year and the calendar shift resulting from the extra week in the prior fiscal year, and currency adjustment for transitional reporting of highly inflationary economies. The estimated impact of foreign currency translation is calculated on a constant currency basis, with prior period results translated at current period average exchange rates to exclude the effect of currency fluctuations.

Organic sales change refers to sales change ex. currency, excluding the estimated impact of acquisitions and product line divestitures.

We believe that sales change ex. currency and organic sales change assist investors in evaluating the sales change from the ongoing activities of our businesses and enhance their ability to evaluate our results from period to period.

Adjusted operating income refers to income before taxes; interest expense; other non-operating expense (income), net; and other expense (income), net.

Adjusted EBITDA refers to adjusted operating income before depreciation and amortization.

Adjusted operating margin refers to adjusted operating income as a percentage of net sales.

Adjusted EBITDA margin refers to adjusted EBITDA as a percentage of net sales.

Adjusted tax rate refers to the projected full-year GAAP tax rate, adjusted to exclude certain unusual or infrequent events that are expected to significantly impact that rate, such as effects of certain discrete tax planning actions, impacts related to enactments of comprehensive tax law changes, and other items.

Adjusted net income refers to income before taxes, tax-effected at the adjusted tax rate, and adjusted for tax-effected restructuring charges and other items.

Adjusted net income per common share, assuming dilution (adjusted EPS) refers to adjusted net income divided by the weighted average number of common shares outstanding, assuming dilution.

We believe that adjusted operating margin, adjusted EBITDA margin, adjusted net income, and adjusted EPS assist investors in understanding our core operating trends and comparing our results with those of our competitors.

Net debt to adjusted EBITDA ratio refers to total debt (including finance leases) less cash and cash equivalents, divided by adjusted EBITDA for the last twelve months. We believe that the net debt to adjusted EBITDA ratio assists investors in assessing our leverage position.

Free cash flow refers to cash flow provided by operating activities, less payments for property, plant and equipment, software and other deferred charges, plus proceeds from sales of property, plant and equipment, plus (minus) net proceeds from insurance and sales (purchases) of investments. Free cash flow is also adjusted for, where applicable, certain acquisition-related transaction costs. We believe that free cash flow assists investors by showing the amount of cash we have available for debt reductions, dividends, share repurchases, and acquisitions.

Reconciliations are provided in accordance with Regulations G and S-K and reconcile our non-GAAP financial measures with the most directly comparable GAAP financial measures.

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A-5

AVERY DENNISON CORPORATION

PRELIMINARY RECONCILIATION FROM GAAP TO NON-GAAP FINANCIAL MEASURES

(In millions, except % and per share amounts)

	(UNAUDITED)
	Three Months Ended		Nine Months Ended

	Oct. 1, 2022	Oct. 2, 2021	Oct. 1, 2022	Oct. 2, 2021

Reconciliation from GAAP to Non-GAAP operating margins:

Net sales	$2,317.1	$2,071.8	$7,013.4	$6,225.1

Income before taxes	$272.5	$224.4	$830.1	$748.6

Income before taxes as a percentage of net sales	11.8%	10.8%	11.8%	12.0%

Adjustments:

Interest expense	$21.2	$18.0	$61.6	$50.2

Other non-operating expense (income), net	(1.4)	(0.9)	(4.1)	(3.6)

Operating income before interest expense, other non-operating expense (income), and taxes	$292.3	$241.5	$887.6	$795.2

Operating margins	12.6%	11.7%	12.7%	12.8%

Income before taxes	$272.5	$224.4	$830.1	$748.6

Adjustments:

Restructuring charges:

Severance and related costs	4.7	1.1	8.7	5.1

Asset impairment and lease cancellation charges	0.1	1.3	0.1	1.9

Transaction and related costs	---	19.4	0.3	20.1

Outcomes of legal proceedings, net	---	---	1.7	(0.4)

Gain on venture investments	(8.7)	(4.9)	(12.4)	(4.9)

(Gain) loss on sales of assets, net	---	---	(0.5)	0.2

Gain on sale of product line	---	(0.9)	---	(5.7)

Interest expense	21.2	18.0	61.6	50.2

Other non-operating expense (income), net	(1.4)	(0.9)	(4.1)	(3.6)

Adjusted operating income (non-GAAP)	$288.4	$257.5	$885.5	$811.5

Adjusted operating margins (non-GAAP)	12.4%	12.4%	12.6%	13.0%

Reconciliation from GAAP to Non-GAAP net income:

As reported net income	$221.5	$164.1	$634.2	$557.4

Adjustments:

Restructuring charges and other items(1)	(3.9)	16.0	(2.1)	16.3

Pension plan settlement loss	---	0.6	---	1.0

Tax effect on restructuring charges and other items and impact of adjusted tax rate	(16.1)	(1.8)	(14.4)	(6.1)

Adjusted net income (non-GAAP)	$201.5	$178.9	$617.7	$568.6

(1)	Includes pretax restructuring charges, transaction and related costs, outcomes of legal proceedings, gain on venture investments, gain/loss on sales of assets, and gain on sale of product line.

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(continued)

AVERY DENNISON CORPORATION

PRELIMINARY RECONCILIATION FROM GAAP TO NON-GAAP FINANCIAL MEASURES

(In millions, except % and per share amounts)

	(UNAUDITED)

	Three Months Ended		Nine Months Ended

	Oct. 1, 2022	Oct. 2, 2021	Oct. 1, 2022	Oct. 2, 2021

Reconciliation from GAAP to Non-GAAP net income per common share:

As reported net income per common share, assuming dilution	$ 2.70	$ 1.96	$ 7.70	$ 6.64

Adjustments per common share, net of tax:

Restructuring charges and other items(1)	(0.05)	0.20	(0.03)	0.21

Tax effect on restructuring charges and other items and impact of adjusted tax rate	(0.19)	(0.02)	(0.17)	(0.07)

Adjusted net income per common share, assuming dilution (non-GAAP)	$ 2.46	$ 2.14	$ 7.50	$ 6.78

Weighted average number of common shares outstanding, assuming dilution	81.9	83.7	82.4	83.9

Our adjusted tax rate was 25% and 25.4% for the three and nine months ended Oct. 1, 2022, respectively, and 25.3% for the three and nine months ended Oct. 2, 2021.

(1)	Includes pretax restructuring charges, transaction and related costs, outcomes of legal proceedings, gain on venture investments, gain/loss on sales of assets, and gain on sale of product line.

	(UNAUDITED)

	Three Months Ended		Nine Months Ended

	Oct. 1, 2022	Oct. 2, 2021	Oct. 1, 2022	Oct. 2, 2021

Reconciliation of free cash flow:

Net cash provided by operating activities	$220.8	$286.0	$615.2	$762.8

Purchases of property, plant and equipment	(76.4)	(46.8)	(183.2)	(130.6)

Purchases of software and other deferred charges	(4.0)	(3.4)	(13.9)	(9.8)

Proceeds from sales of property, plant and equipment	0.1	0.1	2.2	1.1

Proceeds from insurance and sales (purchases) of investments, net	(0.1)	0.8	1.9	1.2

Payments for certain acquisition-related transaction costs	---	14.5	0.6	14.5

Free cash flow (non-GAAP)	$140.4	$251.2	$422.8	$639.2

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AVERY DENNISON CORPORATION

PRELIMINARY SUPPLEMENTARY INFORMATION

(In millions, except %)

(UNAUDITED)

	Third Quarter Ended

	NET SALES		OPERATING INCOME (LOSS)		OPERATING MARGINS
	2022	2021	2022	2021	2022	2021

Label and Graphic Materials	$1,502.5	$1,345.8	$215.6	$184.9	14.3%	13.7%

Retail Branding and Information Solutions	623.1	530.7	75.8	58.5	12.2%	11.0%

Industrial and Healthcare Materials	191.5	195.3	20.3	18.7	10.6%	9.6%

Corporate Expense	N/A	N/A	(19.4)	(20.6)	N/A	N/A

TOTAL FROM OPERATIONS	$2,317.1	$2,071.8	$292.3	$241.5	12.6%	11.7%

RECONCILIATION FROM GAAP TO NON-GAAP SUPPLEMENTARY INFORMATION

	Third Quarter Ended

	2022	2021	2022		2021
Label and Graphic Materials

Operating income and margins, as reported	$215.6	$184.9	14.3%		13.7%

Adjustments:

Restructuring charges:

Severance and related costs	0.7	(0.4)	0.1%		---

Asset impairment charges	---	1.2	---		0.1%

Gain on venture investment	(8.7)	---	(0.6%	)	---

Transaction and related costs	---	0.3	---		---

Gain on sale of product line	---	(0.9)	---		---

Adjusted operating income and margins (non-GAAP)	$207.6	$185.1	13.8%		13.8%

Depreciation and amortization	27.1	28.8	1.8%		2.1%

Adjusted EBITDA and margins (non-GAAP)	$234.7	$213.9	15.6%		15.9%

Retail Branding and Information Solutions

Operating income and margins, as reported	$75.8	$58.5	12.2%		11.0%

Adjustments:

Restructuring charges:

Severance and related costs	3.3	0.7	0.5%		0.2%

Asset impairment and lease cancellation charges	0.1	0.1	---		---

Transaction and related costs	---	18.7	---		3.5%

Gain on venture investment	---	(4.9)	---		(0.9%	)

Adjusted operating income and margins (non-GAAP)	$79.2	$73.1	12.7%		13.8%

Depreciation and amortization	38.6	26.3	6.2%		4.9%

Adjusted EBITDA and margins (non-GAAP)	$117.8	$99.4	18.9%		18.7%

Industrial and Healthcare Materials

Operating income and margins, as reported	$20.3	$18.7	10.6%		9.6%

Adjustments:

Restructuring charges:

Severance and related costs	0.7	0.3	0.4%		0.1%

Transaction and related costs	---	0.4	---		0.2%

Adjusted operating income and margins (non-GAAP)	$21.0	$19.4	11.0%		9.9%

Depreciation and amortization	6.3	6.8	3.3%		3.5%

Adjusted EBITDA and margins (non-GAAP)	$27.3	$26.2	14.3%		13.4%

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AVERY DENNISON CORPORATION

PRELIMINARY SUPPLEMENTARY INFORMATION

(In millions, except %)

(UNAUDITED)

	Nine Months Ended

	NET SALES		OPERATING INCOME (LOSS)		OPERATING MARGINS
	2022	2021	2022	2021	2022	2021

Label and Graphic Materials	$4,474.5	$4,099.0	$649.1	$639.2	14.5%	15.6%

Retail Branding and Information Solutions	1,959.6	1,542.7	250.7	160.6	12.8%	10.4%

Industrial and Healthcare Materials	579.3	583.4	56.3	64.7	9.7%	11.1%

Corporate Expense	N/A	N/A	(68.5)	(69.3)	N/A	N/A

TOTAL FROM OPERATIONS	$7,013.4	$6,225.1	$887.6	$795.2	12.7%	12.8%

RECONCILIATION FROM GAAP TO NON-GAAP SUPPLEMENTARY INFORMATION

	Nine Months Ended

	2022	2021	2022		2021
Label and Graphic Materials

Operating income and margins, as reported	$649.1	$639.2	14.5%		15.6%

Adjustments:

Restructuring charges:

Severance and related costs	1.7	0.1	0.1%		---

Asset impairment charges	---	1.3	---		---

Gain on venture investment	(12.4)	---	(0.3%	)	---

Transaction and related costs	---	0.4	---		---

Outcomes of legal proceedings, net(1)	---	(26.3)	---		(0.6%	)

Gain on sale of product line	---	(5.7)	---		(0.1%	)

Adjusted operating income and margins (non-GAAP)	$638.4	$609.0	14.3%		14.9%

Depreciation and amortization	82.3	86.5	1.8%		2.1%

Adjusted EBITDA and margins (non-GAAP)	$720.7	$695.5	16.1%		17.0%

Retail Branding and Information Solutions

Operating income and margins, as reported	$250.7	$160.6	12.8%		10.4%

Adjustments:

Restructuring charges:

Severance and related costs	5.4	3.2	0.3%		0.2%

Asset impairment and lease cancellation charges	0.1	0.6	---		0.1%

Outcomes of legal proceedings, net(2)	1.0	25.9	---		1.7%

Transaction and related costs	0.3	18.9	---		1.2%

(Gain) loss on sales of assets	(0.5)	0.5	---		---

Gain on venture investment	---	(4.9)	---		(0.3%	)

Adjusted operating income and margins (non-GAAP)	$257.0	$204.8	13.1%		13.3%

Depreciation and amortization	115.1	64.3	5.9%		4.1%

Adjusted EBITDA and margins (non-GAAP)	$372.1	$269.1	19.0%		17.4%

Industrial and Healthcare Materials

Operating income and margins, as reported	$56.3	$64.7	9.7%		11.1%

Adjustments:

Restructuring charges:

Severance and related costs	0.8	0.8	0.2%		0.1%

Transaction and related costs	---	0.8	---		0.1%

Gain on sale of assets	---	(0.3)	---		---

Adjusted operating income and margins (non-GAAP)	$57.1	$66.0	9.9%		11.3%

Depreciation and amortization	19.8	20.7	3.4%		3.6%

Adjusted EBITDA and margins (non-GAAP)	$76.9	$86.7	13.3%		14.9%

(1)	2021 YTD includes Brazil indirect tax credit based on Brazilian Supreme Federal Court ruling of $28.4, partially offset by outcome of certain legal proceedings of $2.1.

(2)	2021 YTD includes contingent liability related to patent infringement lawsuit of $26.6, partially offset by Brazil indirect tax credit based on Brazilian Supreme Federal Court ruling of $.7.

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AVERY DENNISON CORPORATION

PRELIMINARY SUPPLEMENTARY INFORMATION

Reconciliation of Adjusted EBITDA Margins

(In millions, except %)

(UNAUDITED)

	QTD			QTD			QTD

Label and Graphic Materials	3Q22	3Q21	3Q20	2Q22	2Q21	2Q20	1Q22	1Q21	1Q20

Net sales	$1,502.5	$1,345.8	$1,145.4	$1,491.8	$1,376.2	$1,101.5	$1,480.2	$1,377.0	$1,173.5

Operating income before interest expense, other non-operating expense (income) and taxes, as reported	$215.6	$184.9	$173.1	$226.3	$228.1	$137.5	$207.2	$226.2	$172.5

Operating margins, as reported	14.3%	13.7%	15.1%	15.2%	16.6%	12.5%	14.0%	16.4%	14.7%

Non-GAAP adjustments:

Restructuring charges:

Severance and related costs	$0.7	$(0.4)	$1.4	$0.5	$(0.1)	$24.9	$0.5	$0.6	$0.4

Asset impairment and lease cancellation charges	---	1.2	---	---	---	0.9	---	0.1	---

Other items	(8.7)	(0.6)	---	---	(28.4)	---	(3.7)	(2.6)	0.7

Adjusted operating income (non-GAAP)	$207.6	$185.1	$174.5	$226.8	$199.6	$163.3	$204.0	$224.3	$173.6

Adjusted operating margins (non-GAAP)	13.8%	13.8%	15.2%	15.2%	14.5%	14.8%	13.8%	16.3%	14.8%

Depreciation and amortization	$27.1	$28.8	$26.0	$27.6	$28.7	$26.3	$27.6	$29.0	$26.1

Adjusted EBITDA (non-GAAP)	$234.7	$213.9	$200.5	$254.4	$228.3	$189.6	$231.6	$253.3	$199.7

Adjusted EBITDA margins (non-GAAP)	15.6%	15.9%	17.5%	17.1%	16.6%	17.2%	15.6%	18.4%	17.0%

Retail Branding and Information Solutions	3Q22	3Q21	3Q20	2Q22	2Q21	2Q20	1Q22	1Q21	1Q20

Net sales	$623.1	$530.7	$426.1	$657.5	$529.3	$294.9	$679.0	$482.7	$401.9

Operating income (loss) before interest expense, other non-operating expense (income) and taxes, as reported	$75.8	$58.5	$47.0	$84.6	$42.1	$(10.7)	$90.3	$60.0	$30.9

Operating margins, as reported	12.2%	11.0%	11.0%	12.9%	8.0%	(3.6% )	13.3%	12.4%	7.7%

Non-GAAP adjustments:

Restructuring charges:

Severance and related costs	$3.3	$0.7	$2.2	$1.7	$1.3	$11.3	$0.4	$1.2	$1.5

Asset impairment and lease cancellation charges	0.1	0.1	0.7	---	0.1	0.9	---	0.4	---

Other items	---	13.8	1.5	(0.4)	26.1	0.7	1.2	0.5	1.8

Adjusted operating income (non-GAAP)	$79.2	$73.1	$51.4	$85.9	$69.6	$2.2	$91.9	$62.1	$34.2

Adjusted operating margins (non-GAAP)	12.7%	13.8%	12.1%	13.1%	13.1%	0.7%	13.5%	12.9%	8.5%

Depreciation and amortization	$38.6	$26.3	$19.0	$39.0	$19.4	$17.7	$37.5	$18.6	$14.9

Adjusted EBITDA (non-GAAP)	$117.8	$99.4	$70.4	$124.9	$89.0	$19.9	$129.4	$80.7	$49.1

Adjusted EBITDA margins (non-GAAP)	18.9%	18.7%	16.5%	19.0%	16.8%	6.7%	19.1%	16.7%	12.2%

Industrial and Healthcare Materials	3Q22	3Q21	3Q20	2Q22	2Q21	2Q20	1Q22	1Q21	1Q20

Net sales	$191.5	$195.3	$157.6	$197.7	$196.5	$132.1	$190.1	$191.6	$147.6

Operating income before interest expense, other non-operating expense (income) and taxes, as reported	$20.3	$18.7	$12.5	$20.4	$22.5	$7.5	$15.6	$23.5	$14.9

Operating margins, as reported	10.6%	9.6%	7.9%	10.3%	11.5%	5.7%	8.2%	12.3%	10.1%

Non-GAAP adjustments:

Restructuring charges:

Severance and related costs	$0.7	$0.3	$2.9	$0.1	$0.5	$1.5	$ ---	$ ---	$0.5

Asset impairment and lease cancellation charges	---	---	3.7	---	---	---	---	---	---

Other items	---	0.4	---	---	---	---	---	0.1	---

Adjusted operating income (non-GAAP)	$21.0	$19.4	$19.1	$20.5	$23.0	$9.0	$15.6	$23.6	$15.4

Adjusted operating margins (non-GAAP)	11.0%	9.9%	12.1%	10.4%	11.7%	6.8%	8.2%	12.3%	10.4%

Depreciation and amortization	$6.3	$6.8	$7.0	$6.6	$7.1	$6.3	$6.9	$6.8	$6.5

Adjusted EBITDA (non-GAAP)	$27.3	$26.2	$26.1	$27.1	$30.1	$15.3	$22.5	$30.4	$21.9

Adjusted EBITDA margins (non-GAAP)	14.3%	13.4%	16.6%	13.7%	15.3%	11.6%	11.8%	15.9%	14.8%

Corporate expense	3Q22	3Q21	3Q20	2Q22	2Q21	2Q20	1Q22	1Q21	1Q20

Corporate expense, as reported	$(19.4)	$(20.6)	$(19.1)	$(23.9)	$(22.8)	$(10.8)	$(25.2)	$(25.9)	$(19.1)

Non-GAAP adjustments:

Restructuring charges:

Severance and related costs	$ ---	$0.5	$ ---	$0.8	$(0.1)	$(0.2)	$ ---	$0.6	$ ---

Other items	---	---	---	0.7	---	---	---	---	---

Corporate expense (non-GAAP)	$(19.4)	$(20.1)	$(19.1)	$(22.4)	$(22.9)	$(11.0)	$(25.2)	$(25.3)	$(19.1)

Total Company	3Q22	3Q21	3Q20	2Q22	2Q21	2Q20	1Q22	1Q21	1Q20

Net sales	$2,317.1	$2,071.8	$1,729.1	$2,347.0	$2,102.0	$1,528.5	$2,349.3	$2,051.3	$1,723.0

Operating income before interest expense, other non-operating expense (income) and taxes, as reported	$292.3	$241.5	$213.5	$307.4	$269.9	$123.5	$287.9	$283.8	$199.2

Operating margins, as reported	12.6%	11.7%	12.3%	13.1%	12.8%	8.1%	12.3%	13.8%	11.6%

Non-GAAP adjustments:

Restructuring charges:

Severance and related costs	$4.7	$1.1	$6.5	$3.1	$1.6	$37.5	$0.9	$2.4	$2.4

Asset impairment and lease cancellation charges	0.1	1.3	4.4	---	0.1	1.8	---	0.5	---

Other items	(8.7)	13.6	1.5	0.3	(2.3)	0.7	(2.5)	(2.0)	2.5

Adjusted operating income (non-GAAP)	$288.4	$257.5	$225.9	$310.8	$269.3	$163.5	$286.3	$284.7	$204.1

Adjusted operating margins (non-GAAP)	12.4%	12.4%	13.1%	13.2%	12.8%	10.7%	12.2%	13.9%	11.8%

Depreciation and amortization	$72.0	$61.9	$52.0	$73.2	$55.2	$50.3	$72.0	$54.4	$47.5

Adjusted EBITDA (non-GAAP)	$360.4	$319.4	$277.9	$384.0	$324.5	$213.8	$358.3	$339.1	$251.6

Adjusted EBITDA margins (non-GAAP)	15.6%	15.4%	16.1%	16.4%	15.4%	14.0%	15.3%	16.5%	14.6%

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AVERY DENNISON CORPORATION

PRELIMINARY SUPPLEMENTARY INFORMATION

Reconciliation of Adjusted EBITDA Margins and Net Debt to Adjusted EBITDA

(In millions, except %)

(UNAUDITED)

	QTD

Total Company	4Q21	1Q22	2Q22	3Q22

Net sales	$2,183.2	$2,349.3	$2,347.0	$2,317.1

Operating income before interest expense, other non-operating expense (income) and taxes, as reported	$263.5	$287.9	$307.4	$292.3

Operating margins, as reported	12.1%	12.3%	13.1%	12.6%

Non-GAAP adjustments:

Restructuring charges:

Severance and related costs	$5.4	$0.9	$3.1	$4.7

Asset impairment and lease cancellation charges	1.2	---	---	0.1

Other items	(17.3)	(2.5)	0.3	(8.7)

Adjusted operating income (non-GAAP)	$252.8	$286.3	$310.8	$288.4

Adjusted operating margins (non-GAAP)	11.6%	12.2%	13.2%	12.4%

Depreciation and amortization	$72.6	$72.0	$73.2	$72.0
Adjusted EBITDA (non-GAAP)	$325.4	$358.3	$384.0	$360.4
Adjusted EBITDA margins (non-GAAP)	14.9%	15.3%	16.4%	15.6%

Total Debt				$3,132.8
Less: Cash and cash equivalents				128.2
Net Debt				$3,004.6
Net Debt to Adjusted EBITDA LTM* (non-GAAP)				2.1

*LTM = Last twelve months (4Q21 to 3Q22)

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AVERY DENNISON CORPORATION

PRELIMINARY SUPPLEMENTARY INFORMATION

(UNAUDITED)

	Third Quarter 2022
	Total Company	Label and Graphic Materials	Retail Branding and Information Solutions	Industrial and Healthcare Materials

Reconciliation from GAAP to Non-GAAP sales change

Reported net sales change	11.8%	11.6%	17.4%	(1.9%)

Reclassification of sales between segments	---	0.4%	(1.0%)	---

Foreign currency translation	7.2%	8.2%	5.2%	6.0%

Sales change ex. currency (non-GAAP)(1)	19.0%	20.2%	21.6%	4.0%

Acquisitions	(3.5%)	0.1%	(14.4%)	1.4%

Organic sales change (non-GAAP)(1)	15.5%	20.4%	7.2%	5.4%

	Nine Months Ended 2022
	Total Company	Label and Graphic Materials	Retail Branding and Information Solutions	Industrial and Healthcare Materials

Reconciliation from GAAP to Non-GAAP sales change

Reported net sales change	12.7%	9.2%	27.0%	(0.7%)

Reclassification of sales between segments	---	0.3%	(0.8%)	---

Foreign currency translation	5.2%	5.8%	3.9%	4.0%

Sales change ex. currency (non-GAAP)(1)	17.9%	15.2%	30.2%	3.3%

Acquisitions	(4.7%)	0.2%	(19.8%)	1.0%

Organic sales change (non-GAAP)(1)	13.1%	15.5%	10.4%	4.3%

(1) Totals may not sum due to rounding.